UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 8, 2018
Date of Report (Date of earliest event reported)

Telaria, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Broadway, 16th Floor
New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.
 On November 8, 2018, Telaria, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September, 30 2018. The Company’s press release is furnished as Exhibit 99.1 to this report.
 The information included in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events
On November 7, 2018, the Company entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with Canaan VII L.P. (“Canaan”) and Canaan Partners VII, LLC (together with Canaan, the “Canaan Group”), pursuant to which the Company repurchased 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) beneficially owned by Canaan for a purchase price of $3.05 per share, the closing price as of November 5, 2018.  The aggregate purchase price is $6,100,000.
Additionally, pursuant to the Repurchase Agreement, the Canaan Group agreed to certain standstill provisions that will continue in effect through February 28, 2019, which, among other things, prohibit the Canaan Group from transferring, disposing of, or acquiring any Common Stock and restrict certain actions with respect to voting matters.
Item 9.01.     Financial Statements and Exhibits.
 (d)  Exhibits.

The Company hereby furnishes the following exhibit:

99.1	Press release dated November 8, 2018.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated November 8, 2018

SIGNATURE
Pursuant to the requirements of the Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TELARIA, INC.

Dated:	November 8, 2018	By:	/s/ John Rego
John Rego
Chief Financial Officer